Exhibit 23.1


                    Robert N. Wilkinson, Esq.
                       ATTORNEY   AT   LAW
                 EAGLE GATE BUILDING  SUITE 2002
                       60 EAST SOUTH TEMPLE
                    SALT LAKE  CITY,   UTAH  84111
                       TEL. (801) 533-9645
                        FAX (801) 220-0625




December 23, 1999

Twinview, Inc.
573 East 300 South
Salt Lake City, Utah  84102

Gentlemen:

     I have acted as counsel to Twinview, Inc. (the "Company"), in connection with a review of the Company's Registration Statement on Form SB-2.

     I hereby consent to the use of my name in the Prospectus forming a part of the Registration Statement to which this letter is attached as an exhibit, and therein being disclosed as counsel to the Company in rendering an opinion concerning the legality of the issuance of the securities covered by the Registration Statement.

     Sincerely yours,

      /s/ Robert N. Wilkinson

     Robert N. Wilkinson